Exhibit 99.1

500 Laurel Street Baton Rouge, LA 70801 Phone: 877.614.7600

FOR IMMEDIATE RELEASE July 26, 2022	Misty Albrecht b1BANK 225.286.7879 Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q2 2022

Baton Rouge, La. (July 26, 2022) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended June 30, 2022, including net income of $13.8 million or $0.61 per diluted share, increases of $5.0 million and $0.20, respectively, from the quarter ended March 31, 2022. On a non-GAAP basis, core net income for the quarter ended June 30, 2022, which excludes certain income and expenses, was $14.6 million or $0.64 per diluted share, increases of $4.3 million and $0.15, respectively, from the quarter ended March 31, 2022.

“Our second quarter results demonstrate strengthening returns on investments our team has made over the past few years,” said Jude Melville, president and CEO. “Strong and diversified organic growth across our footprint, positive momentum towards integration of our recent Houston partnership, and a continued prioritized focus on asset quality combined to produce record levels of performance and profitability. We are monitoring developments in the broader economy but feel confident we are well positioned to continue executing on our strategic plan while also supporting our clients and partners as they do the same.”

On July 26, 2022, Business First’s board of directors declared a quarterly dividend based upon financial performance for the second quarter in the amount of $0.12 per share, same as the prior quarter, to the common shareholders of record as of August 15, 2022. The dividend will be paid on August 31, 2022, or as soon thereafter as practicable.

Quarterly Highlights

●

Strong Loan Growth. Total loans held for investment at June 30, 2022, were $4.1 billion, an increase of $365.2 million compared to March 31, 2022, or 9.74% for the quarter. Based on unpaid principal balances, 37.1% of loan growth for the quarter ended June 30, 2022, was attributable to our Dallas, Texas market, 29.0% to the New Orleans market, and 26.4% to the northern Louisiana market (largely attributable to agricultural lending). As of June 30, 2022, approximately 32% of Business First’s loan portfolio resides in Texas based on unpaid principal balances.

●

Expansion of Net Interest Margin. For the quarter ended June 30, 2022, net interest income totaled $49.6 million and net interest margin and net interest spread were 3.98% and 3.79%, respectively, compared to $40.5 million, 3.51% and 3.35% for the quarter ended March 31, 2022. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $2.6 million) were 3.77% and 3.59%, respectively, for the quarter ended June 30, 2022, compared to 3.43% and 3.27% (excluding loan discount accretion of $920,000) for the quarter ended March 31, 2022. Non-GAAP net interest margin and spread rose due to the recent increase in interest rates.

●

Solid Return on Assets and Equity. Return on average assets and equity, each on an annualized basis, were 1.02% and 12.22%, respectively, for the quarter ended June 30, 2022, compared to 0.71% and 7.83%, respectively, for the quarter ended March 31, 2022.

●

Overall Credit Quality Remains Stable. Ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets increased from 0.29% and 0.23%, respectively, at March 31, 2022, to 0.42% and 0.33% at June 30, 2022. This change is largely due to a to a single nonfarm nonresidential commercial loan with an outstanding balance of $6.3 million being transferred to nonaccrual at the beginning of the second quarter. This occurred because of a delay in the hurricane-related insurance settlement process. The insurance proceeds were received in July 2022 and the loan was repaid in full. This loan negatively impacted our nonperforming loans to total loans held for investment ratio by 16 basis points and our nonperforming assets to total assets ratio by 12 basis points.

Financial Condition

June 30, 2022, Compared to March 31, 2022

Loans

Loans held for investment increased $365.2 million or 9.74% for the quarter ended June 30, 2022.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment increased from 0.29% as of March 31, 2022, to 0.42% as of June 30, 2022. Nonperforming assets as a percentage of total assets increased from 0.23% as of March 31, 2022, to 0.33% as of June 30, 2022. The increases were largely attributable to a single nonfarm nonresidential commercial loan with an outstanding balance of $6.3 million, which was paid in full in July 2022.

Total Shareholders’ Equity

Book value per common share was $19.73 at June 30, 2022, compared to $20.25 at March 31, 2022. The decrease was largely attributable to the $23.0 million decrease in accumulated other comprehensive income (loss) related to unrealized losses on Business First’s available for sale investment portfolio.

On a non-GAAP basis, tangible book value per share was $15.13 at June 30, 2022, compared to $15.57 at March 31, 2022.

June 30, 2022, Compared to June 30, 2021

Loans

Total loans held for investment increased by $1.3 billion or 44.09% compared to June 30, 2021. Excluding loans acquired from Texas Citizens on March 1, 2022, loans increased $912.5 million or 31.96%.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment increased from 0.40% as of June 30, 2021, to 0.42% as of June 30, 2022, largely due to the increase in nonaccrual loans, attributable to a single nonfarm nonresidential commercial loan with an outstanding balance of $6.3 million, which was paid in full in July 2022. Nonperforming assets as a percentage of total assets decreased from 0.42% as of June 30, 2021, to 0.33% as of June 30, 2022, largely due to the increase in total assets.

Total Shareholders’ Equity

Book value per common share was $19.73 at June 30, 2022, compared to $20.78 at June 30, 2021. On a non-GAAP basis, tangible book value per share was $15.13 at June 30, 2022, compared to $17.24 at June 30, 2021. Tangible book value per share was negatively impacted by a decrease in accumulated other comprehensive income (loss) of $69.6 million attributable to fair value adjustments on Business First’s available for sale investment portfolio.

Results of Operations

Second Quarter 2022 Compared to First Quarter 2022

Net Income and Diluted Earnings Per Share

For the quarter ended June 30, 2022, net income was $13.8 million, or $0.61 per diluted share, compared to net income of $8.7 million or $0.41 per diluted share, for the quarter ended March 31, 2022, increases of $5.0 million and $0.20, respectively. The increases were largely attributable to an increase in net interest income of $9.1 million (partially attributable to a full quarter of the Texas Citizens acquisition), offset by increases of $1.3 million in provision for loan losses and $2.7 million in other expenses.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended June 30, 2022, was $14.6 million or $0.64 per diluted share, compared to core net income of $10.3 million or $0.49 per diluted share, for the quarter ended March 31, 2022. Notable noncore events impacting earnings for the quarter ended June 30, 2022, included $708,000 of acquisition-related expenses, and $270,000 of expenses attributable to storm repairs, compared to $717,000 losses in disposals of former bank premises and equipment in other income, $811,000 of expenses attributable to acquisition-related expenses, and $231,000 of expenses attributable to storm repairs, for the quarter ended March 31, 2022.

Interest Income

For the quarter ended June 30, 2022, net interest income totaled $49.6 million and net interest margin and net interest spread were 3.98% and 3.79%, respectively, compared to $40.5 million, 3.51% and 3.35% for the quarter ended March 31, 2022. The average yield on total interest-earning assets was 4.33% for the quarter ended June 30, 2022, compared to 3.83% for the quarter ended March 31, 2022. The average yield on the loan portfolio (excluding Small Business Administration (SBA) Paycheck Protection Program (PPP) loans) was 5.10% for the quarter ended June 30, 2022, compared to 4.75% for the quarter ended March 31, 2022. The increases were largely attributable to loan growth and interest rate increases, as well as an increase of $1.7 million in loan discount accretion for the quarter ended June 30, 2022.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $2.6 million) were 3.77% and 3.59%, respectively, for the quarter ended June 30, 2022, compared to 3.43% and 3.27% (excluding loan discount accretion of $920,000) for the quarter ended March 31, 2022.

Interest Expense

For the quarter ended June 30, 2022, overall cost of funds (which includes noninterest-bearing deposits) increased by three basis points, from 0.33% to 0.36%, compared to the quarter ended March 31, 2022, due to increased rates and growth on interest-bearing deposits.

Other Income

For the quarter ended June 30, 2022, other income increased by $1.1 million compared to the quarter ended March 31, 2022. The increase was largely attributable to a $717,000 loss on disposal of other assets which occurred during the quarter ended March 31, 2022.

Other Expenses

For the quarter ended June 30, 2022, other expense increased by $2.7 million compared to the quarter ended March 31, 2022. The increase was largely attributable to increases in salaries and benefits of $1.7 million, mostly due to excess bonus payments of $463,000 and $1.1 million in salaries of two additional months of increased headcount as a result of the Texas Citizens acquisition compared to the quarter ended March 31, 2022.

Provision for Loan Losses

During the quarter ended June 30, 2022, Business First recorded a provision for loan losses of $2.9 million, compared to $1.6 million for the quarter ended March 31, 2022. The reserve for the quarter ended June 30, 2022, was driven primarily by new loan growth.

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, were 1.02% and 12.22%, respectively, for the quarter ended June 30, 2022, compared to 0.71% and 7.83%, respectively, for the quarter ended March 31, 2022.

Second Quarter 2022 Compared to Second Quarter 2021

Net Income and Diluted Earnings Per Share

For the quarter ended June 30, 2022, net income was $13.8 million or $0.61 per diluted share, compared to net income of $17.4 million or $0.84 per diluted share, for the quarter ended June 30, 2021. Although net interest income increased by $11.6 million (partially attributed to the larger balance sheet resulting from the Texas Citizens acquisition and the inclusion of only two months of the larger balance sheet as a result of the Pedestal transaction on May 1, 2021), this was offset by the $10.0 million gain on sale during the quarter ended June 30, 2021 (mainly attributable to the SBA PPP portfolio loan sale) and the $4.7 million increase in salaries and benefits, during the quarter ended June 30, 2022 (largely attributable to the acquisition of Texas Citizens on March 1, 2022, and additional staffing, mostly production, over the past year).

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended June 30, 2022, was $14.6 million or $0.64 per diluted share, compared to core net income of $18.7 million or $0.90 per diluted share, for the quarter ended June 30, 2021. Notable noncore events impacting earnings for the quarter ended June 30, 2022, included $708,000 of expenses attributable to acquisition-related expenses, and $270,000 of expenses attributable to storm repairs, compared to $938,000 in occupancy and bank premises expenses attributable to storm damage and $540,000 losses on sales of former premises and equipment within other income for the quarter ended June 30, 2021.

Interest Income

For the quarter ended June 30, 2022, net interest income totaled $49.6 million and net interest margin and net interest spread were 3.98% and 3.79%, respectively, compared to $37.9 million, 3.87% and 3.68% for the quarter ended June 30, 2021. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.10% for the quarter ended June 30, 2022, compared to 5.13% for the quarter ended June 30, 2021. The quarter ended June 30, 2022, included additional loan discount accretion of $1.0 million, while the quarter ended June 30, 2021, included $3.0 million additional interest income related to SBA PPP loans.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $2.6 million) were 3.77% and 3.59%, respectively, for the quarter ended June 30, 2022, compared to 3.71% and 3.52% (excluding loan discount accretion of $1.6 million) for the quarter ended June 30, 2021.

Interest Expense

For the quarter ended June 30, 2022, overall cost of funds (which includes noninterest-bearing deposits) decreased by nine basis points, from 0.45% to 0.36%, compared to the quarter ended June 30, 2021. The decrease in cost of funds was primarily attributable to an overall reduction in interest rates on deposit offerings and increase in noninterest-bearing deposits, offset by an increase associated with higher average subordinated debt balances.

Other Income

For the quarter ended June 30, 2022, the decrease in other income of $10.1 million, compared to the quarter ended June 30, 2021, was attributable to the $10.0 million gain on sale, largely related to the SBA PPP loan portfolio sale which occurred during the quarter ended June 30, 2021.

Other Expenses

For the quarter ended June 30, 2022, the increase in other expense of $5.5 million compared to the quarter ended March 31, 2021 was largely attributable to the $4.7 million increase in salaries and benefits mainly associated with the acquisition of Texas Citizens on March 1, 2022, and additional production staffing which occurred over the past year.

Provision for Loan Losses

During the quarter ended June 30, 2022, Business First recorded a provision for loan losses of $2.9 million compared to $2.2 million for the quarter ended June 30, 2021. The reserve for the quarter ended June 30, 2021, was affected by the impact of the COVID-19 pandemic on the qualitative factors at the time, while the reserve for the quarter ended June 30, 2022, was impacted due to new loan growth.

Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, were 1.02% and 12.22%, respectively, for the quarter ended June 30, 2022, from 1.58% and 16.57%, respectively, for the quarter ended June 30, 2021.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $5.5 billion in assets, $6.2 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and the Dallas and Houston, Texas areas, providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a three-time recipient of Baton Rouge Business Report’s “Best Places to Work in Baton Rouge.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2022	2022	2021

Balance Sheet Ratios

Loans (HFI) to Deposits	88.31%	80.48%	76.66%
Shareholders' Equity to Assets Ratio	8.05%	8.52%	9.97%

Loans Receivable Held for Investment (HFI)

Commercial (1)	$949,631	$817,093	$660,691
Real Estate:
Construction and Land	642,260	581,661	454,055
Farmland	174,723	149,270	77,133
1-4 Family Residential	521,747	485,067	459,037
Multi-Family Residential	97,901	109,773	89,796
Nonfarm Nonresidential	1,605,691	1,481,046	1,002,707
Total Real Estate	3,042,322	2,806,817	2,082,728
Consumer and Other	121,773	124,588	111,467
Total Loans (Held for Investment)	$4,113,726	$3,748,498	$2,854,886

Allowance for Loan Losses

Balance, Beginning of Period	$29,245	$29,112	$25,251
Charge-offs – Quarterly	(99)	(1,668)	(861)
Recoveries – Quarterly	226	184	71
Provision for Loan Losses – Quarterly	2,945	1,617	2,241
Balance, End of Period	$32,317	$29,245	$26,702

Allowance for Loan Losses to Total Loans (HFI)	0.79%	0.78%	0.94%
Net Charge-offs to Average Total Loans	0.00%	0.04%	0.03%

Remaining Loan Purchase Discount	$37,903	$40,623	$30,900

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (2)	$16,777	$10,784	$10,568
Loans Past Due 90 Days or More (2)	324	26	893
Total Nonperforming Loans	17,101	10,810	11,461
Other Nonperforming Assets:
Other Real Estate Owned	990	1,369	5,890
Other Nonperforming Assets	84	84	665
Total Other Nonperforming Assets	1,074	1,453	6,555
Total Nonperforming Assets	$18,175	$12,263	$18,016

Nonperforming Loans to Total Loans (HFI)	0.42%	0.29%	0.40%
Nonperforming Assets to Total Assets	0.33%	0.23%	0.42%

(1) Small Business Administration (SBA) Paycheck Protection Program (PPP) loans accounted for $3.2 million of the commercial portfolio as of June 30, 2022. SBA PPP loans accounted for $6.0 million of the commercial portfolio as of March 31, 2022. SBA PPP loans accounted for $25.7 million of the commercial portfolio as of June 30, 2021.

(2) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2022	2021

Per Share Data

Basic Earnings per Common Share	$0.61	$0.42	$0.84	$1.03	$1.44
Diluted Earnings per Common Share	0.61	0.41	0.84	1.03	1.43
Dividends per Common Share	0.12	0.12	0.12	0.24	0.22
Book Value per Common Share	19.73	20.25	20.78	19.73	20.78

Average Common Shares Outstanding	22,459,603	21,019,716	20,707,313	21,746,793	20,664,857
Average Diluted Shares Outstanding	22,656,174	21,162,482	20,827,786	21,916,641	20,783,135
End of Period Common Shares Outstanding	22,579,451	22,564,607	20,740,759	22,579,451	20,740,759

Annualized Performance Ratios

Return on Average Assets	1.02%	0.71%	1.58%	0.87%	1.37%
Return on Average Equity	12.22%	7.83%	16.57%	10.03%	14.23%
Net Interest Margin	3.98%	3.51%	3.87%	3.75%	4.05%
Net Interest Spread	3.79%	3.35%	3.68%	3.58%	3.87%
Efficiency Ratio (1)	64.32%	72.67%	56.03%	68.08%	57.45%

Total Quarterly Average Assets	$5,371,639	$4,920,105	$4,399,911	$5,145,872	$4,338,170
Total Quarterly Average Equity	450,431	446,003	420,640	448,216	418,267

Other Expenses

Salaries and Employee Benefits	$21,408	$19,703	$16,753	$41,111	$31,679
Occupancy and Bank Premises	2,422	2,052	2,276	4,474	4,087
Depreciation and Amortization	1,734	1,569	1,475	3,303	2,833
Data Processing	1,886	2,116	2,288	4,002	4,111
FDIC Assessment Fees	661	743	436	1,404	945
Legal and Other Professional Fees	735	543	905	1,278	1,646
Advertising and Promotions	703	531	624	1,234	1,101
Utilities and Communications	822	779	636	1,601	1,211
Ad Valorem Shares Tax	812	813	675	1,625	1,375
Directors' Fees	212	202	194	414	382
Other Real Estate Owned Expenses and Write-Downs	35	14	178	49	557
Merger and Conversion-Related Expenses	615	811	94	1,426	104
Other	4,352	3,844	4,371	8,196	7,602
Total Other Expenses	$36,397	$33,720	$30,905	$70,117	$57,633

Other Income

Service Charges on Deposit Accounts	$2,086	$1,805	$1,683	$3,891	$3,250
Losses on Sales of Securities	(8)	(31)	(50)	(39)	(55)
Debit Card and ATM Fee Income	1,657	1,501	1,777	3,158	3,113
Bank-Owned Life Insurance Income	475	369	355	844	673
Gain on Sales of Loans	186	65	10,042	251	10,021
Mortgage Origination Income	161	209	241	370	470
Fees and Brokerage Commission	1,749	1,835	1,416	3,584	1,959
Gain (Loss) on Sales of Other Real Estate Owned	10	8	(575)	18	(529)
Gain (Loss) on Disposal of Other Assets	-	(717)	(9)	(717)	108
Pass-Through Income from SBIC Partnerships	52	115	1,602	167	1,655
Other	653	737	683	1,390	1,348
Total Other Income	$7,021	$5,896	$17,165	$12,917	$22,013

(1) Non-GAAP: Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands)	2022	2022	2021

Assets

Cash and Due From Banks	$154,694	$282,074	$130,769
Federal Funds Sold	10,817	67,822	232,391
Securities Available for Sale, at Fair Values	934,676	961,358	882,802
Loans Held for Sale	-	13,559	-
Mortgage Loans Held for Sale	170	1,354	1,834
Loans and Lease Receivable	4,113,726	3,748,498	2,854,886
Allowance for Loan Losses	(32,317)	(29,245)	(26,702)
Net Loans and Lease Receivable	4,081,409	3,719,253	2,828,184
Premises and Equipment, Net	64,307	63,003	57,576
Accrued Interest Receivable	22,142	20,146	20,841
Other Equity Securities	30,302	23,034	14,043
Other Real Estate Owned	990	1,369	5,890
Cash Value of Life Insurance	88,370	72,896	60,703
Deferred Taxes, Net	29,576	23,040	4,652
Goodwill	88,842	89,911	60,062
Core Deposit and Customer Intangibles	15,093	15,617	13,271
Other Assets	8,995	7,799	10,941

Total Assets	$5,530,383	$5,362,235	$4,323,959

Liabilities

Deposits
Noninterest-Bearing	$1,698,114	$1,544,197	$1,175,624
Interest-Bearing	2,960,049	3,113,541	2,548,599
Total Deposits	4,658,163	4,657,738	3,724,223

Securities Sold Under Agreements to Repurchase	18,477	23,345	25,837
Short-Term Borrowings	5,020	20	20
Subordinated Debt	111,055	111,209	81,427
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Federal Home Loan Bank Borrowings	254,011	79,957	28,023
Accrued Interest Payable	708	895	1,938
Other Liabilities	32,490	27,234	26,485

Total Liabilities	5,084,924	4,905,398	3,892,953

Shareholders' Equity

Common Stock	22,579	22,565	20,741
Additional Paid-In Capital	346,382	345,858	299,014
Retained Earnings	139,232	128,168	104,382
Accumulated Other Comprehensive Income (Loss)	(62,734)	(39,754)	6,869

Total Shareholders' Equity	445,459	456,837	431,006

Total Liabilities and Shareholders' Equity	$5,530,383	$5,362,235	$4,323,959

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2022	2022	2021	2022	2021

Interest Income:
Interest and Fees on Loans	$49,639	$40,183	$39,135	$89,822	$80,554
Interest and Dividends on Securities	4,143	3,844	3,189	7,987	5,991
Interest on Federal Funds Sold and Due From Banks	232	95	27	327	68
Total Interest Income	54,014	44,122	42,351	98,136	86,613

Interest Expense:
Interest on Deposits	2,557	2,263	3,235	4,820	6,478
Interest on Borrowings	1,895	1,384	1,171	3,279	1,889
Total Interest Expense	4,452	3,647	4,406	8,099	8,367

Net Interest Income	49,562	40,475	37,945	90,037	78,246

Provision for Loan Losses:	2,945	1,617	2,241	4,562	5,600

Net Interest Income After Provision for Loan Losses	46,617	38,858	35,704	85,475	72,646

Other Income:
Service Charges on Deposit Accounts	2,086	1,805	1,683	3,891	3,250
Gain (Loss) on Sales of Securities	(8)	(31)	(50)	(39)	(55)
Gain on Sales of Loans	186	65	10,042	251	10,021
Other Income	4,757	4,057	5,490	8,814	8,797
Total Other Income	7,021	5,896	17,165	12,917	22,013

Other Expenses:
Salaries and Employee Benefits	21,408	19,703	16,753	41,111	31,679
Occupancy and Equipment Expense	4,914	4,413	4,264	9,327	7,981
Merger and Conversion-Related Expense	615	811	94	1,426	104
Other Expenses	9,460	8,793	9,794	18,253	17,869
Total Other Expenses	36,397	33,720	30,905	70,117	57,633

Income Before Income Taxes:	17,241	11,034	21,964	28,275	37,026

Provision for Income Taxes:	3,484	2,303	4,536	5,787	7,269

Net Income:	$13,757	$8,731	$17,428	$22,488	$29,757

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average	Interest		Average	Interest		Average	Interest
	Outstanding	Earned /	Average	Outstanding	Earned /	Average	Outstanding	Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$3,890,470	$49,628	5.10%	$3,382,325	$40,174	4.75%	$2,814,593	$36,116	5.13%
SBA PPP Loans	4,429	11	1.00%	3,725	9	1.00%	242,015	3,019	4.99%
Securities	966,960	4,143	1.71%	1,005,252	3,844	1.53%	801,268	3,189	1.59%
Interest-Bearing Deposit in Other Banks	122,175	232	0.76%	221,148	95	0.17%	62,693	27	0.17%
Total Interest-Earning Assets	4,984,034	54,014	4.33%	4,612,450	44,122	3.83%	3,920,569	42,351	4.32%
Allowance for Loan Losses	(29,945)			(29,260)			(26,032)
Noninterest-Earning Assets	417,550			336,915			505,374
Total Assets	$5,371,639	$54,014		$4,920,105	$44,122		$4,399,911	$42,351

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$2,981,613	$2,557	0.34%	$2,882,838	$2,263	0.31%	$2,615,241	$3,235	0.49%
Subordinated Debt	111,107	1,300	4.68%	91,354	1,115	4.88%	81,427	1,015	4.99%
Subordinated Debt - Trust Preferred Securities	5,000	52	4.16%	5,000	42	3.36%	5,000	43	3.44%
Advances from Federal Home Loan Bank (FHLB)	171,224	506	1.18%	80,375	223	1.11%	32,887	108	1.31%
Other Borrowings	28,260	37	0.52%	19,666	4	0.08%	24,909	5	0.08%
Total Interest-Bearing Liabilities	3,297,204	4,452	0.54%	3,079,233	3,647	0.47%	2,759,464	4,406	0.64%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,596,174			$1,370,015			$1,191,900
Other Liabilities	27,830			24,854			27,907
Total Noninterest-Bearing Liabilities	1,624,004			1,394,869			1,219,807
Shareholders' Equity	450,431			446,003			420,640
Total Liabilities and Shareholders' Equity	$5,371,639			$4,920,105			$4,399,911

Net Interest Spread			3.79%			3.35%			3.68%
Net Interest Income		$49,562			$40,475			$37,945
Net Interest Margin			3.98%			3.51%			3.87%

Overall Cost of Funds			0.36%	`		0.33%			0.45%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$3,636,393	$89,802	4.94%	$2,729,130	$72,654	5.32%
SBA PPP Loans	4,077	20	1.00%	308,487	7,900	5.12%
Securities	986,107	7,987	1.62%	746,372	5,991	1.61%
Interest-Bearing Deposit in Other Banks	171,662	327	0.38%	81,963	68	0.17%
Total Interest-Earning Assets	4,798,239	98,136	4.09%	3,865,952	86,613	4.48%
Allowance for Loan Losses	(29,602)			(24,371)
Noninterest-Earning Assets	377,235			496,589
Total Assets	$5,145,872	$98,136		$4,338,170	$86,613

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$2,932,228	$4,820	0.33%	$2,599,751	$6,478	0.50%
Subordinated Debt	101,231	2,415	4.77%	54,939	1,474	5.37%
Subordinated Debt - Trust Preferred Securities	5,000	94	3.76%	5,000	85	3.40%
Advances from Federal Home Loan Bank (FHLB)	125,800	729	1.16%	34,954	219	1.25%
Other Borrowings	23,964	41	0.34%	28,302	111	0.78%
Total Interest-Bearing Liabilities	3,188,223	8,099	0.51%	2,722,946	8,367	0.61%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	1,483,095			1,169,425
Other Liabilities	26,338			27,532
Total Noninterest-Bearing Liabilities	1,509,433			1,196,957
Shareholders' Equity	448,216			418,267
Total Liabilities and Shareholders' Equity	$5,145,872			$4,338,170

Net Interest Spread			3.58%			3.87%
Net Interest Income		$90,037			$78,246
Net Interest Margin			3.75%			4.05%

Overall Cost of Funds			0.35%			0.43%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2022	2021

Interest Income:
Interest income	$54,014	$44,122	$42,351	$98,136	$86,613
Core interest income	54,014	44,122	42,351	98,136	86,613
Interest Expense:
Interest expense	4,452	3,647	4,406	8,099	8,367
Core interest expense	4,452	3,647	4,406	8,099	8,367
Provision for Loan Losses: (b)
Provision for loan losses	2,945	1,617	2,241	4,562	5,600
Core provision expense	2,945	1,617	2,241	4,562	5,600
Other Income:
Other income	7,021	5,896	17,165	12,917	22,013
Losses on former bank premises and equipment	-	717	540	717	540
Losses on sale of securities	8	31	50	39	55
Core other income	7,029	6,644	17,755	13,673	22,608
Other Expense:
Other expense	36,397	33,720	30,905	70,117	57,633
Acquisition-related expenses (2)	(708)	(811)	(94)	(1,519)	(104)
Occupancy and bank premises - storm repair	(270)	(231)	(938)	(501)	(1,288)
Core other expense	35,419	32,678	29,873	68,097	56,241
Pre-Tax Income: (a)
Pre-tax income	17,241	11,034	21,964	28,275	37,026
Losses on former bank premises and equipment	-	717	540	717	540
Losses on sale of securities	8	31	50	39	55
Acquisition-related expenses (2)	708	811	94	1,519	104
Occupancy and bank premises - storm repair	270	231	938	501	1,288
Core pre-tax income	18,227	12,824	23,586	31,051	39,013
Provision for Income Taxes: (1)
Provision for income taxes	3,484	2,303	4,536	5,787	7,269
Tax on losses on former bank premises and equipment	-	151	113	151	113
Tax on losses on sale of securities	2	7	11	9	12
Tax on acquisition-related expenses (2)	126	48	20	174	22
Tax on occupancy and bank premises - storm repair	57	49	197	106	271
Core provision for income taxes	3,669	2,558	4,877	6,227	7,687
Net Income:
Net income	13,757	8,731	17,428	22,488	29,757
Losses on former bank premises and equipment, net of tax	-	566	427	566	427
Losses on sale of securities, net of tax	6	24	39	30	43
Acquisition-related expenses (2), net of tax	582	763	74	1,345	82
Occupancy and bank premises - storm repair, net of tax	213	182	741	395	1,018
Core net income	$14,558	$10,266	$18,709	$24,824	$31,327

Pre-tax, pre-provision earnings (a+b)	$20,186	$12,651	$24,205	$32,837	42,626
Losses on former bank premises and equipment	-	717	540	717	540
Losses on sale of securities	8	31	50	39	55
Acquisition-related expenses (2)	708	811	94	1,519	104
Occupancy and bank premises - storm repair	270	231	938	501	1,288
Core pre-tax, pre-provision earnings	$21,172	$14,441	$25,827	$35,613	$44,613

Average Diluted Shares Outstanding	22,656,174	21,162,482	20,827,786	21,916,641	20,783,135

Diluted Earnings Per Share:
Diluted earnings per share	$0.61	$0.41	$0.84	$1.03	$1.43
Losses on former bank premises and equipment, net of tax	-	0.03	0.02	0.03	0.02
Losses on sale of securities, net of tax	0.00	0.00	0.00	0.00	0.00
Acquisition-related expenses (2), net of tax	0.02	0.04	0.00	0.06	0.00
Occupancy and bank premises -storm repair, net of tax	0.01	0.01	0.04	0.02	0.06
Core diluted earnings per share	$0.64	$0.49	$0.90	$1.14	$1.51

Pre-tax, pre-provision profit diluted earnings per share	$0.89	$0.60	$1.16	$1.50	$2.05
Losses on former bank premises and equipment	-	0.03	0.03	0.03	0.03
Losses on sale of securities	0.00	0.00	0.00	0.00	0.00
Acquisition-related expenses (2)	0.03	0.04	0.00	0.07	0.01
Occupancy and bank premises - storm repair	0.01	0.01	0.05	0.02	0.06
Core pre-tax, pre-provision diluted earnings per share	$0.93	$0.68	$1.24	$1.62	$2.15

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.00% for 2022 and 2021. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2022	2021

Total Quarterly Average Assets	$5,371,639	$4,920,105	$4,399,911	$5,145,872	$4,338,170
Total Quarterly Average Equity	$450,431	$446,003	$420,640	$448,216	$418,267

Net Income:
Net income	$13,757	$8,731	$17,428	$22,488	$29,757
Losses on former bank premises and equipment, net of tax	-	566	427	566	427
Losses on sale of securities, net of tax	6	24	39	30	43
Acquisition-related expenses, net of tax	582	763	74	1,345	82
Occupancy and bank premises - storm repair, net of tax	213	182	741	395	1,018
Core net income	$14,558	$10,266	$18,709	$24,824	$31,327

Return on average assets	1.02%	0.71%	1.58%	0.87%	1.37%
Core return on average assets	1.08%	0.83%	1.70%	0.96%	1.44%
Return on equity	12.22%	7.83%	16.57%	10.03%	14.23%
Core return on average equity	12.93%	9.21%	17.79%	11.08%	14.98%

Interest Income:
Interest income	$54,014	$44,122	$42,351	$98,136	$86,613
Core interest income	54,014	44,122	42,351	98,136	86,613
Interest Expense:
Interest expense	4,452	3,647	4,406	8,099	8,367
Core interest expense	4,452	3,647	4,406	8,099	8,367
Other Income:
Other income	7,021	5,896	17,165	12,917	22,013
Losses on former bank premises and equipment	-	717	540	717	540
Losses on sale of securities	8	31	50	39	55
Core other income	7,029	6,644	17,755	13,673	22,608
Other Expense:
Other expense	36,397	33,720	30,905	70,117	57,633
Acquisition-related expenses	(708)	(811)	(94)	(1,519)	(104)
Occupancy and bank premises - storm repair	(270)	(231)	(938)	(501)	(1,288)
Core other expense	$35,419	$32,678	$29,873	$68,097	$56,241

Efficiency Ratio:
Other expense (a)	$36,397	$33,720	$30,905	$70,117	$57,633
Core other expense (c)	$35,419	$32,678	$29,873	$68,097	$56,241
Net interest and other income (1) (b)	$56,591	$46,402	$55,160	$102,993	$100,314
Core net interest and other income (1) (d)	$56,591	$47,119	$55,700	$103,710	$100,854
Efficiency ratio (a/b)	64.32%	72.67%	56.03%	68.08%	57.45%
Core efficiency ratio (c/d)	62.59%	69.35%	53.63%	65.66%	55.76%

Total Average Interest-Earnings Assets	$4,984,034	$4,612,450	$3,920,569	$4,798,239	$3,865,952

Net Interest Income:
Net interest income	$49,562	$40,475	$37,945	$90,037	$78,246
Loan discount accretion	(2,588)	(920)	(1,617)	(3,508)	(4,680)
Net interest income excluding loan discount accretion	$46,974	$39,555	$36,328	$86,529	$73,566

Net interest margin (2)	3.98%	3.51%	3.87%	3.75%	4.05%
Net interest margin excluding loan discount accretion (2)	3.77%	3.43%	3.71%	3.61%	3.81%
Net interest spread	3.79%	3.35%	3.68%	3.58%	3.87%
Net interest spread excluding loan discount accretion	3.59%	3.27%	3.52%	3.44%	3.62%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2022	2022	2021

Total Shareholders' (Common) Equity:
Total shareholders' equity	$445,459	$456,837	$431,006
Goodwill	(88,842)	(89,911)	(60,062)
Core deposit and customer intangible	(15,093)	(15,617)	(13,271)
Total tangible common equity	$341,524	$351,309	$357,673

Total Assets:
Total assets	$5,530,383	$5,362,235	$4,323,959
Goodwill	(88,842)	(89,911)	(60,062)
Core deposit and customer intangible	(15,093)	(15,617)	(13,271)
Total tangible assets	$5,426,448	$5,256,707	$4,250,626

Common shares outstanding	22,579,451	22,564,607	20,740,759

Book value per common share	$19.73	$20.25	$20.78
Tangible book value per common share	$15.13	$15.57	$17.24
Common equity to total assets	8.05%	8.52%	9.97%
Tangible common equity to tangible assets	6.29%	6.68%	8.41%